UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a)

of the Securities Exchange Act of 1934

(Amendment No.     )

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Astro-Med, Inc.

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Astro-Med, Inc.

Astro-Med Industrial Park

600 East Greenwich Avenue

West Warwick, Rhode Island 02893

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

May 13, 2008

To the Shareholders of Astro-Med, Inc.:

Notice is hereby given that the 2008 Annual Meeting of Shareholders of Astro-Med, Inc. (the “Company”) will be held at the offices of the Company, Astro-Med Industrial Park, 600 East Greenwich Avenue, West Warwick, Rhode Island on Tuesday May 13, 2008, beginning at 10:00 a.m., for the purpose of considering and acting upon the following:

(1)	Electing five directors to serve until the next annual meeting of shareholders or until their successors are elected and have qualified.

(2)	Transacting such other business as may properly come before the meeting.

The close of business on March 21, 2008 has been fixed as the record date for determining shareholders entitled to vote at the Annual Meeting or any adjournment thereof.

By Order of the Board of Directors

Margaret D. Farrell Secretary

April 25, 2008

Kindly fill in, date and sign the enclosed proxy and promptly return it in the enclosed addressed envelope, which requires no postage if mailed in the United States. If you are personally present at the meeting, your proxy will be returned to you if you desire to vote in person.

Astro-Med, Inc.

PROXY STATEMENT

ANNUAL MEETING OF SHAREHOLDERS

May 13, 2008

Solicitation and Revocation of Proxies

The accompanying proxy is solicited by the Board of Directors of Astro-Med, Inc. (herein called the “Company”) in connection with the annual meeting of the shareholders to be held May 13, 2008. The Company will bear the cost of such solicitation. It is expected that the solicitation of proxies will be primarily by mail. Proxies may also be solicited personally by regular employees of the Company at nominal cost. The Company may reimburse brokerage houses and other custodians, nominees and fiduciaries holding stock for others in their names, or in those of their nominees, for their reasonable out-of-pocket expenses in sending proxy material to their principals or beneficial owners and obtaining their proxies. Any shareholder giving a proxy has the power to revoke it at any time prior to its exercise, but the revocation of a proxy will not be effective until notice thereof has been given to the Secretary of the Company. Every properly signed proxy will be voted in accordance with the specification made thereon. This proxy statement and the accompanying proxy are expected to be first sent to shareholders on or about April 25, 2008.

PROPOSAL NO. 1

ELECTION OF DIRECTORS

At the annual meeting, five directors are to be elected to hold office until the next annual meeting or until their respective successors are elected and qualified. The persons named in the accompanying proxy, who have been designated by the Board of Directors, intend to vote, unless otherwise instructed, for the election to the Board of Directors of the persons named below. Certain information concerning such nominees is set forth below:

Name and Age	Business Experience During Past Five Years	Director Since
Albert W. Ondis (82)	Chairman of the Company	1969
Everett V. Pizzuti (71)	President of the Company	1985
Jacques V. Hopkins (75)	Former Partner, Hinckley, Allen & Snyder LLP (Attorneys at Law) (Retired 1997)	1969
Hermann Viets, Ph.D. (65)	President, Milwaukee School of Engineering (since 1991); Director, Gehl Company (farm equipment)	1988
Graeme MacLetchie (70)	Director, Deutsche Bank Alex Brown (Private Client Division)	2002

The Board of Directors has determined that all of the directors of the Company, which include each of the nominees standing for election at the 2008 annual shareholders meeting, other than Albert W. Ondis and Everett V. Pizzuti, are independent of the Company in that such nominees have no material relationship with the Company either directly, or as a partner, shareholder or affiliate of an organization that has a relationship with the Company. The Board of Directors has made this determination in accordance with applicable Securities and Exchange Commission (“SEC”) rules and NASDAQ listing standards.

Voting at Meeting

Only shareholders of record at the close of business on March 21, 2008 will be entitled to vote at the meeting. On the record date, there were 6,961,862 shares of common stock of the Company outstanding. There was no other outstanding class of voting securities. Each shareholder has one vote for every share owned.

Security Ownership of Certain Beneficial Owners and Management

The following table sets forth as of March 21, 2008 (except as noted) the record and beneficial ownership of the Company’s outstanding shares of common stock by each person who is known to the Company to own of record or beneficially more than 5 percent of such stock, by each director of the Company, by each executive officer named in the Summary Compensation Table and by all directors and executive officers of the Company as a group:

Name of Beneficial Owner	Number of Shares Beneficially Owned(a)		Percent of Class
Albert W. Ondis	2,036,059	(b)	27.8%
600 East Greenwich Avenue
West Warwick, Rhode Island

Everett V. Pizzuti	481,269	(c)	6.6%
600 East Greenwich Avenue
West Warwick, Rhode Island

Rutabaga Capital Management, LLC	749,128	(d)	10.8%
64 Broad Street, 3rd Floor
Boston, MA 02109

Hermann Viets	191,106	(e)	2.7%

Joseph P. O’Connell	283,095	(f)	3.9%

Elias G. Deeb	106,053	(g)	1.5%

Jacques V. Hopkins	23,687	(h)	*

Graeme MacLetchie	84,750	(i)	1.1%

Michael Morawetz	4,781	(j)	*

All directors and executive officers of the Company as a group (12)	3,357,671	(k)	41.3%

*	Indicates less than 1.0%.
(a)

If applicable, beneficially owned shares include shares owned by the spouse, minor children and certain other relatives of the director or executive officer, as well as shares held by trusts of which the person is a trustee or in which he or she has a beneficial interest, and shares acquirable pursuant to options which are presently or will become exercisable within 60 days of March 21, 2008. All information is based upon ownership of record as reflected on the stock transfer books of the Company or as reported on Schedule 13G or Schedule 13D filed under Rule 13d-1 under the Securities Exchange Act of 1934 or has been furnished by the respective directors and executive officers of the Company.

(b)	Includes 311,571 shares held in trust for children, 349,563 shares deemed to be beneficially owned because of exercisable options to acquire shares and 3,986 shares allocated to his account under the Company’s Employee Stock Ownership Plan.
(c)	Includes 290,988 shares deemed to be beneficially owned because of exercisable options to acquire shares and 4,513 shares allocated to his account under the Company’s Employee Stock Ownership Plan.
(d)	Rutabaga Capital Management, LLC, a Massachusetts limited liability company, an investment adviser registered under the Investment Advisers Act of 1940, is deemed to have beneficial ownership of the number of shares shown as of December 31, 2007.
(e)	Includes 275 shares held by Dr. Viets as custodian for a child and 13,250 shares deemed to be beneficially owned because of exercisable options to acquire shares.
(f)	Includes 274,968 shares deemed to be beneficially owned because of exercisable options to acquire shares and 1,387 shares allocated to his account under the Company’s Employee Stock Ownership Plan.
(g)	Includes 82,251 shares deemed to be beneficially owned because of exercisable options to acquire shares and 3,650 shares allocated to his account under the Company’s Employee Stock Ownership Plan.
(h)	Includes 13,250 shares deemed to be beneficially owned because of exercisable options to acquire shares.
(i)	Includes 9,125 shares deemed to be beneficially owned because of exercisable options to acquire shares.
(j)	Includes 2,719 shares deemed to be beneficially owned because of exercisable options to acquire shares.
(k)	Includes 1,169,463 shares deemed to be beneficially owned because of exercisable options to acquire shares and 19,510 shares allocated to the accounts of officers under the Company’s Employee Stock Ownership Plan.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934 (the “Exchange Act”), as amended, requires the directors and executive officers of the Company and any persons who own more than ten percent of the Company’s common stock to file with the Securities and Exchange Commission various reports of beneficial ownership and changes in beneficial ownership. The Company believes all of its directors and executive officers complied with all filing requirements applicable to them with respect to transactions during the fiscal year ended January 31, 2008; except that neither a Form 3 or Form 5 were timely filed for Gordon W. Bentley in connection with his appointment as Vice President – Information Technology of the Company.

Meetings and Committees

During the fiscal year ended January 31, 2008, the Board of Directors held eight meetings. During fiscal year 2008, all directors attended at least 75% of the meetings of the Board of Directors and meetings of committees on which such director serves. The Board of Directors has adopted a policy that requires members of the Board to make every effort to attend each annual shareholders meeting. All members of the Board of Directors attended the 2007 annual shareholders meeting.

The Board of Directors currently has three standing committees: an Audit Committee, a Compensation Committee and a Nominating Committee. The members and chairs of each of those committees are appointed each year. Membership of the Audit, Compensation and Nominating Committee is comprised of the Company’s three outside directors, Messrs. Hopkins and MacLetchie and Dr. Viets, all of whom are independent as defined under the applicable NASDAQ listing standards and SEC rules.

Each of the Audit, Compensation and Nominating Committees has a written charter approved by the Board of Directors. A copy of each charter is available on the Company’s website at www.astro-medinc.com under “Our Company – Corporate Governance”.

Audit Committee. The Audit Committee’s primary duties and responsibilities include overseeing the integrity of the Company’s financial reports, appointing, setting the compensation and overseeing the Company’s independent accountants, and assessing the qualifications and independence and performance of the Company’s independent accountants and the adequacy of internal controls. The Audit Committee meets with the Company’s independent accountants to review quarterly financial results, the annual audit scope, the results of the audit and other relevant matters. Mr. Hopkins serves as Chairman of the Audit Committee, which held seven meetings during the fiscal year ended January 31, 2008. The Board of Directors has determined that all three members of the Audit Committee satisfy the financial literacy requirements of the NASDAQ listing standards and are independent as defined under the NASDAQ listing requirements and applicable SEC rules. Additionally, the Board of Directors has determined that Graeme MacLetchie satisfies the “financial sophistication” requirement of the NASDAQ listing requirements, but that none of the Audit Committee members qualifies as an “audit committee financial expert” as defined by the SEC rules, which, in the view of the Board of Directors, requires an advanced understanding of internal controls and procedures. However, the Board of Directors believes that the members of the Audit Committee have a thorough understanding of the Company’s business, the accounting issues relevant to the Company’s financial statements and audit committee functions and possess the requisite skills to perform effectively their oversight function.

Compensation Committee. The Compensation Committee assists the Board of Directors in discharging the Board’s responsibilities relating to director and executive compensation. The Compensation Committee’s responsibilities include establishing and reviewing the Company’s executive and director compensation philosophy, strategies, plans and policies, making recommendations with respect to the design of the Company’s incentive compensation plans and equity based plans, granting awards under such plans and overseeing generally the administration of such plans, evaluating the performance and determining the compensation of the Chief Executive Officer and reviewing and approving recommendations on compensation of other executives. Dr. Viets serves as chairman of the Compensation Committee, which held three meetings during the fiscal year ended January 31, 2008.

Nominating Committee. The Nominating Committee is responsible for identifying individuals qualified to be members of the Board of Directors and recommending such individuals to be nominated by the Board of Directors for election to the Board of Directors by the shareholders. The Nominating Committee held one meeting in the fiscal year ended January 31, 2008. Dr. Viets serves as chairman of the Nominating Committee.

Nomination of Directors

The Nominating Committee considers suggestions from many sources, including shareholders, regarding possible candidates for director. The Nominating Committee does not set specific criteria for directors but seeks individuals who possess the highest ethical standards and integrity, have a history of achievement that reflects superior standards for themselves and others, have the ability to provide wise, informed and thoughtful counsel to management on a range of issues, exercise independence of thought and possess skills and expertise appropriate to meet the Company’s needs and advance the long-term interests of the shareholders. All non-employee directors must be independent within the meaning of applicable NASDAQ rules. The Nominating Committee must also ensure that members of the Board of Directors as a group maintain the requisite qualifications under the NASDAQ listing standards for populating the Audit, Compensation and Nominating Committees. The Nominating Committee will consider shareholder nominees for director in the same manner as nominees for director from other sources.

Shareholders may send recommendations for director nominees to the Nominating Committee at the Company’s offices at 600 East Greenwich Avenue, West Warwick, Rhode Island 02893. Submissions should include information regarding a candidate’s background, qualifications, experience and willingness to serve as a director. In addition, Section 10 of Article II of the Company’s By-Laws sets forth specific procedures that, if followed, enable any shareholder entitled to vote in the election of directors to make nominations directly at an annual meeting of shareholders. These procedures include a requirement for written notice to the Company at least 60 days prior to the scheduled annual meeting and must contain the name and certain information concerning the nominee and the shareholders who support the nominee’s election. For the annual meeting to be held in 2009, the notice deadline under the By-Laws is March 20, 2009. A copy of this By-Law provision may be obtained by writing to Astro-Med, Inc., Attn: Investor Relations Department, 600 East Greenwich Avenue, West Warwick, Rhode Island 02893.

Communications with the Board of Directors

The Company’s Board of Directors provides a process for shareholders to communicate directly with the members of the Board of Directors or the individual chairman of standing committees. Any shareholder with a concern, question or complaint regarding our compliance with any policy or law, or would otherwise like to contact the Board of Directors may communicate directly with the directors by writing directly to those individuals c/o Astro-Med, Inc., 600 East Greenwich Avenue, West Warwick, Rhode Island 02893. The Company’s general policy is to forward, and not to intentionally screen, any mail received at the Company’s corporate offices that is sent directly to an individual unless the Company believes the communication may pose a security risk.

Compensation of Directors

The Compensation Committee is responsible for reviewing and recommending to the Board of Directors the compensation of the directors of the Company. Messrs. Hopkins, MacLetchie and Viets are paid an annual retainer of $3,500 plus $500 for each Board and committee meeting attended (including attendance through telephonic means). Directors who are also officers or employees of the Company are not entitled to receive any compensation in addition to their compensation for services as officers or employees.

Those directors who are not also officers and employees of the Company have received options to purchase common stock under the Company’s Non-Employee Director Stock Option Plan (the “Director Plan”) as compensation for their services to the Company. Under the Director Plan, Messrs. Hopkins and Viets each received non-qualified options to purchase 1,375 shares of common stock on May 20, 1996, the date the Company’s shareholders approved the Director Plan and Mr. MacLetchie received a non-qualified option to purchase 1,375 shares of common stock upon his initial election to the Board of Directors on May 14, 2002. These options vested six months after the grant date. The Director Plan expired on May 31, 2006. Under the Company’s 2007 Equity Incentive Plan, each non-employee director receives non-qualified options to purchase 5,000 shares of the Company’s common stock upon the adjournment of each annual meeting or special meeting in lieu of an annual meeting of the shareholders of the Company. These options have a term of ten years and become exercisable immediately prior to the occurrence of the next annual meeting following the date the option is granted.

The following Director Compensation table provides information regarding the compensation paid or accrued by each individual who was a director during the 2008 fiscal year.

Name	Total ($)	Fees Earned or Paid in Cash ($)	Option Awards ($)(a)(b)	All Other Compensation
Jacques Hopkins	$25,032	$8,000	$17,032	$0
Graeme MacLetchie	25,032	8,000	17,032	0
Albert W. Ondis(c)	—	—	—	0
Everett V. Pizzuti(c)	—	—	—	0
Hermann Viets	25,032	8,000	17,032	0

(a)	The amounts reflect the dollar amount recognized for financial statement reporting purposes for the fiscal year ended January 31, 2008, in accordance with SFAS 123R for stock options granted to directors pursuant to the Director Plan. Assumptions used in the calculation of these amounts are included in footnote 6 to the Company’s audited financial statements for the fiscal year ended January 31, 2008, included in the Company’s Annual Report on Form 10-K filed with the Securities and Exchange Commission on or around April 16, 2008.
(b)	As of January 31, 2008 each director had the following number of options outstanding: Jacques Hopkins 13,250, Graeme MacLetchie 9,125 and Hermann Viets 13,250.
(c)	See Summary Compensation Table and Outstanding Equity Awards at Fiscal Year End Table for disclosure relating to compensation and outstanding option awards of Messrs. Ondis and Pizzuti.

COMPENSATION DISCUSSION & ANALYSIS

The Compensation Committee of the Board of Directors of the Company (the “Committee”) is charged with the responsibility for establishing, implementing and monitoring adherence to the Company’s compensation philosophy and assuring that executives and key management personnel are effectively compensated in a manner which is internally equitable. The Committee also is responsible for reviewing and recommending to the Board the compensation of directors.

Compensation Philosophy and Objectives. Our overall philosophy in terms of executive compensation is to link management incentives with the actual financial performance of the Company. Similarly, the compensation should attract, retain and motivate highly qualified individuals to achieve the Company’s business goals and link their interests with shareholder interests. In setting compensation for our executive officers, the Committee considers the executive’s performance, awards, if any, made during prior years and other relevant factors. We seek to have the long-term performance of our common stock reflected in executive compensation through our equity incentive programs.

Elements of Compensation. Our total compensation program for executive officers consists of the following:

•	salary;

•	cash incentive and bonus awards tied to the Company’s and employee’s annual performance;

•	long-term incentive compensation, historically in the form of stock options; and

•	retirement and other benefits.

We choose to pay each element of compensation in order to attract and retain the necessary executive talent, reward annual performance and provide incentive for both long-term strategic goals as well as short-term performance. Our policy for allocating between currently paid and long-term compensation is to ensure adequate base compensation to attract and retain personnel, while providing incentives to maximize long-term value for our shareholders.

Setting Executive Compensation.    The Committee is responsible for establishing and periodically reviewing the compensation of our executive officers and approving all equity awards. The Committee annually reviews the performance of the executive officers and, based on these reviews, the Committee determines salary adjustments and annual award amounts of our executive officers.

Salary.    Base salaries for our executive officers were established a number of years ago. Historically, base salaries have been increased at annual rates which approximate the general rates of increase of compensation for all employees of the Company. For fiscal year 2008, we increased the compensation of the Company’s employees and executive officers by 3%. Historically, annual salary adjustments were approved to be effective on the anniversary of the executive’s original date of hire. Commencing with fiscal 2009, annual salary adjustments have been made effective April 1 of each year.

Cash Incentive and Bonus Awards.    The Committee has adopted a management bonus plan for the purpose of providing incentive compensation to employees of the Company. Awards under the management bonus plan are based on the Company’s achieving specified financial objectives, such as net income and return on net assets, as well as each individual’s specific business objectives. The specified threshold and target financial objectives and business objectives and the related bonus payouts are established annually by the Committee and, accordingly, individual awards may vary, up or down, from year to year. Bonuses paid or accrued for fiscal year 2008 under our management bonus plan to all executive officers was $169,976 which represented approximately 23% of their maximum bonus opportunity. Bonuses paid to our “Named Executive Officers” (as defined on page 8 below) under our management bonus plan, except for Michael Morawetz who is not a participant in the Company’s management bonus plan, are reflected in the “Non-Equity Incentive Plan Compensation” column of the Summary Compensation Table below.

In addition, to our management bonus plan, we have sometimes awarded cash bonus awards to our executive officers to reward their efforts in extraordinary circumstances. Such cash awards are made at the discretion of the Committee. For fiscal year 2008, Michael Morawetz was awarded a cash bonus due to the performance of the Company’s international sales branches for the 2008 fiscal year. This bonus was awarded under a plan established by the Company which awards cash bonuses to the Company’s branch offices based on certain financial objectives to be obtained by those branches. Upon attainment of the objectives, bonuses awarded to any branch office are then allocated amongst a pool of individuals at such offices at the discretion of the CEO.

Long-Term Incentive Compensation.    Total compensation at the executive level also includes long-term incentive awards granted under the Company’s Non-Qualified Stock Option Plan and 2007 Equity Incentive

Plan. The objectives of the equity incentive program are to align executive and shareholder long-term interests by creating a strong and direct link between executive pay and total shareholder return, and to enable executives to develop and maintain a long-term stock ownership position in our common stock. Historically, all equity awards have been in the form of stock options which have generally been granted in March of each year at an exercise price of not less than 100% of the market price on the date of grant. Under the 2007 Equity Incentive Plan, the exercise price of all stock options must be at least 100% of the market price on the date of grant, provided that the exercise price for incentive stock options (ISOs) granted to any ten percent beneficial owner of our stock, which includes Mr. Ondis, must be not less than 110% of the market price on the date of grant. Since 2004, all options granted vest in four equal annual installments commencing on the first anniversary of the date of grant. Prior to 2004, options vested seven months following the grant date. Under the Company’s 2007 Equity Incentive Plan, the Company is also able to make equity awards in the form of restricted stock, restricted units and performance units in addition to stock options, but has not done so to date.

Retirement and Other Benefits. In order to attract and retain key executives, we offer retirement benefits through a Profit-Sharing Plan and Employee Stock Ownership Plan for employees, including our executive officers.

Profit-Sharing Plan. We maintain a qualified Profit-Sharing Plan which provides retirement benefits to substantially all our employees and provides for contributions into a trust fund in such amounts as the Board of Directors may annually determine. Each eligible employee shares in contributions on the basis of relative (limited to $220,000) compensation. In addition, participants are permitted to defer up to 50% of their cash compensation and make contributions of such deferral to this plan through payroll deductions. The Company makes matching contributions equal to 50% of the first percent of compensation contributed and 25% of the second through fifth percent. The deferrals are made within the limits prescribed by Section 401(k) of the Internal Revenue Code (the “Code”). The Profit-Sharing Plan provides for the vesting of 100% of matching contributions made by the Company to the account of the employee after three years of service. Contributions by an employee are 100% vested immediately. Effective April 1, 2007, we amended our Profit-Sharing Plan to increase the amount of our matching contributions to 50% of the first percent of compensation contributed and 25% of the second through the seventh percent.

Employee Stock Ownership Plan. We also have an Employee Stock Ownership Plan which provides retirement benefits to substantially all employees of the Company. Contributions in such amounts as the Board of Directors may annually determine are allocated among eligible employees on the basis of relative (limited to $100,000) compensation. Participants are 100% vested in any and all allocations to their accounts. Contributions, which may be in cash or stock, are invested by the Plan’s Trustee in shares of common stock of the Company.

Perquisites. In addition to the benefits described above, we provide automobile allowances to certain of our executive officers. Furthermore, prior to the adoption of the Sarbanes-Oxley Act of 2002, we made interest free loans to certain of our executive officers. As of April 25, 2007, all such loans were repaid in full. The amounts of any aforesaid automobile allowances to our Named Executive Officers are reflected in the “All Other Compensation” column of the Summary Compensation Table below.

We have no employment agreements with any of our executive officers and we do not provide any severance benefits to our executives other than those provided to employees generally. Severance benefits will vary based upon salary levels and length of service.

COMPENSATION COMMITTEE REPORT

The Compensation Committee has reviewed and discussed with management the Compensation Discussion & Analysis included above. Based on these reviews and discussions, the Compensation Committee has recommended to the Board of Directors that the Compensation Discussion & Analysis be included in the Company’s Annual Report on Form 10-K for the fiscal year ended January 31, 2008 for filing with the SEC through incorporation by reference of this Proxy Statement.

Compensation Committee:

Hermann Viets (Chairman)

Jacques Hopkins

Graeme MacLetchie.

EXECUTIVE COMPENSATION

The following table provides information regarding the total compensation paid or accrued by the Company to each of its Chief Executive Officer (“CEO”), Chief Financial Officer (“CFO”) and its three other highest paid executive officers other than the CEO and CFO (collectively, the “Named Executive Officers”).

Because the Company’s management bonus plan is based on achieving specified performance goals, awards under the plan are not considered “Bonuses” for purposes of SEC rules and are listed below as “Non-Equity Incentive Plan Compensation.”

Summary Compensation Table

Name and Principal Position	Year	Salary ($)	Bonus ($)(a)	Stock Awards ($)	Option Awards ($)(b)	Non-Equity Incentive Plan Compensation ($)(c)	Change in Pension Value and Non-Qualified Deferred Compensation Earnings ($)	All Other Compensation ($)		Total ($)
Albert W. Ondis	2008	297,259	—	—	46,557	33,983	—	16,407	(d)	394,206
Chairman and CEO	2007	245,624	397,422	—	37,554	40,574	—	34,124	(e)	755,298

Everett V. Pizzuti	2008	277,441	—	—	46,557	32,181	—	28,837	(f)	385,016
President and COO	2007	238,733	168,332	—	37,554	38,412	—	33,641	(g)	516,672

Joseph P. O’Connell	2008	222,662	—	—	31,482	28,400	—	23,733	(h)	306,277
Senior Vice President, Treasurer and CFO	2007	177,863	20,000	—	25,128	22,988	—	28,781	(i)	274,760

Elias G. Deeb	2008	168,233	—	—	27,201	20,810	—	2,764	(j)	219,008
Vice President – Media Products	2007	146,181	—	—	22,345	18,628	—	3,691	(k)	190,845

Michael Morawetz	2008	175,708	52,582	—	5,884	—	—	24,706	(l)	258,880
Vice President – International Branches	2007	158,424	—	—	3,714	—	—	—		162,138

(a)	Reflects discretionary cash bonuses.
(b)	The amounts reflect the dollar amount recognized for financial statement reporting purposes for the fiscal year ended January 31, 2008, in accordance with SFAS 123R for stock options granted pursuant to the Company’s stock plans. Assumptions used in the calculation of these amounts are included in footnote 6 to the Company’s audited financial statements for the fiscal year ended January 31, 2008, included in the Company’s Annual Report on Form 10-K filed with the Securities and Exchange Commission on or around April 16, 2008.
(c)	Reflects cash awards to the named individuals under the Company’s management bonus plan which is discussed in further detail under the heading “Compensation Discussion and Analysis” above.
(d)	Includes automobile allowance of $13,865, employer match under Profit Sharing Plan of $2,011 and employer contribution to Employee Stock Ownership Plan of $531.
(e)	Includes imputed interest calculated at 4.71% in the amount of $15,149 on loan from Company in original principal amount of $321,640, automobile allowance of $15,290, employer match under Profit Sharing Plan of $3,115 and employer contribution to Employee Stock Ownership Plan of $570.
(f)	Includes automobile allowance of $16,397, non-cash automobile income related to personal use of $9,910, employer match under Profit Sharing Plan of $1,999 and employer contribution to Employee Stock Ownership Plan of $531.
(g)	Includes imputed interest calculated at 4.71% in the amount of $6,200 on loan from Company in original principal amount of $131,624, automobile allowance of $16,460, non-cash automobile income related to personal use of $10,075, employer match under Profit Sharing Plan of $336 and employer contribution to Employee Stock Ownership Plan of $570.
(h)	Includes automobile allowance of $19,352, employer match under Profit Sharing Plan of $3,850 and employer contribution to Employee Stock Ownership Plan of $531.
(i)	Includes automobile allowance of $25,595, employer match under Profit Sharing Plan of $2,616 and employer contribution to Employee Stock Ownership Plan of $570.
(j)	Includes employer match under Profit Sharing Plan of $2,233 and employer contribution to Employee Stock Ownership Plan of $531.
(k)	Includes imputed interest calculated at 4.71% in the amount of $942 on loan from Company in original principal amount of $20,000, employer match under Profit Sharing Plan of $2,179 and employer contribution to Employee Stock Ownership Plan of $570.
(l)	Reflects non-cash automobile income related to personal use.

Outstanding Equity Awards at Fiscal Year-End

The following table provides information on all outstanding equity awards held by each of the Named Executive Officers as of January 31, 2008.

Name	Option Grant Date	Number of securities underlying unexercised options (#) Exercisable	Number of securities underlying unexercised options (#) Unexercisable(a)	Option Exercise Price($)	Option Expiration Date
Albert W. Ondis	03/25/1998	34,375	—	5.9091	03/25/2008	(b)
	03/23/1999	34,375	—	3.5909	03/23/2009	(b)
	03/20/2000	103,125	—	5.4546	03/20/2010	(b)
	03/19/2001	85,250	—	3.1364	03/19/2011	(b)
	03/18/2002	85,250	—	2.6909	03/18/2012	(b)
	04/19/2004	30,938	10,312	8.7273	04/19/2014	(c)
	03/20/2006	5,313	15,937	7.9316	03/20/2016	(c)
	04/12/2007	0	14,000	11.4450	04/12/2017	(c)

Everett V. Pizzuti	03/25/1998	34,375	—	5.9091	03/25/2008	(b)
	03/23/1999	34,375	—	3.5909	03/23/2009	(b)
	11/27/1999	12,375	—	4.5455	11/27/2009	(b)
	03/20/2000	103,125	—	5.4546	03/20/2010	(b)
	03/19/2001	85,250	—	3.1364	03/19/2011	(b)
	03/18/2002	14,300	—	2.6909	03/18/2012	(b)
	04/19/2004	30,938	10,312	8.7273	04/19/2014	(c)
	03/20/2006	5,313	15,937	7.9316	03/20/2016	(c)
	04/12/2007	0	14,000	11.4450	04/12/2017	(c)

Joseph P. O’Connell	03/25/1998	13,750	—	5.9091	03/25/2008	(b)
	03/23/1999	27,500	—	3.5909	03/23/2009	(b)
	03/20/2000	34,375	—	5.4546	03/20/2010	(b)
	03/20/2000	34,375	—	5.4546	03/20/2010	(b)
	03/19/2001	55,000	—	3.1364	03/19/2011	(b)
	03/18/2002	66,687	—	2.6909	03/18/2012	(b)
	03/31/2003	13,750	—	2.4000	03/31/2013	(b)
	04/19/2004	15,469	5,156	8.7273	04/19/2014	(c)
	03/21/2005	4,688	4,687	6.7680	03/21/2015	(c)
	03/20/2006	3,516	10,546	7.9316	03/20/2016	(c)
	04/12/2007	0	10,000	11.4450	04/12/2017	(c)

Elias G. Deeb	03/25/1998	10,312	—	5.9091	03/25/2008	(b)
	03/23/1999	10,312	—	3.5909	03/23/2009	(b)
	11/27/1999	4,125	—	4.5455	11/27/2009	(b)
	03/20/2000	20,625	—	5.4546	03/20/2010	(b)
	03/19/2001	20,625	—	3.1364	03/19/2011	(b)
	03/18/2002	6,875	—	2.6909	03/18/2012	(b)
	03/31/2003	13,750	—	2.4000	03/31/2013	(b)
	04/19/2004	10,313	3,437	8.7273	04/19/2014	(c)
	03/21/2005	3,125	3,125	6.7680	03/21/2015	(c)
	03/20/2006	2,344	7,031	7.9316	03/20/2016	(c)
	04/12/2007	0	10,000	11.4450	04/12/2017	(c)

Michael Morawetz	04/19/2004	1,546	516	8.7273	04/19/2014	(c)
	03/21/2005	469	468	6.7680	03/21/2015	(c)
	03/20/2006	234	703	7.9316	03/20/2016	(c)
	04/12/2007	0	3,500	11.4450	04/12/2017	(c)

(a)	Option awards are adjusted to reflect Company’s May 2004 stock dividend and June 2006 stock split.
(b)	Options vested in full on the seven month anniversary of the Option Grant Date.
(c)	Options vest in four equal annual installments commencing on the first anniversary of the Option Grant Date.

Grants of Plan Based Awards

The following table provides information on all grants of plan based awards by the Company in fiscal year 2008 to each Named Executive Officer.

Name	Grant Date	All Other Stock Awards: Number of Shares of Stock or Units (#)	All Other Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards ($) (a)
Albert W. Ondis	04/12/07	—	14,000	11.45	64,820
Everett V. Pizzuti	04/12/07	—	14,000	11.45	64,820
Joseph P. O’Connell	04/12/07	—	10,000	11.45	46,300
Elias G. Deeb	04/12/07	—	6,500	11.45	30,095
Michael Morawetz	04/12/07	—	3,500	11.45	16,205

(a)	Assumptions used in the calculation of these amounts are included in footnote 6 to the Company’s audited financial statements for the fiscal year ended January 31, 2008, included in the Company’s Annual Report on Form 10-K filed with the Securities and Exchange Commission on or around April 16, 2008.

Option Exercises and Stock Vested

The following table provides information on all exercises of options by the Named Executive Officers during the Company’s 2008 fiscal year.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)(a)	Value Realized on Exercise ($)(b)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
Albert W. Ondis	34,375	185,343	—	—
Everett V. Pizzuti	34,375	170,562	—	—
Joseph P. O’Connell	10,312	59,313	—	—
Elias G. Deeb	13,750	125,950	—	—
Michael Morawetz	—	—	—	—

(a)	Number of shares acquired on exercise have been adjusted to reflect the Company’s May 2004 stock dividend and June 2006 stock split.
(b)	Based on difference between the closing market price of the Company’s common stock on the date of exercise and the exercise price of the options.

Related Party Transactions

Potential conflicts of interest and related party transactions are referred by the Board of Directors to the Audit Committee for review and approval. In reviewing and evaluating potential conflicts of interest and related party transactions, the Audit Committee uses applicable NASDAQ listing standards and SEC rules as a guide.

The law firm of Hinckley Allen & Snyder LLP, of which Mr. Hopkins is a retired partner, provides legal services to the Company.

The Company employs a son-in-law of Mr. Ondis, Eric Menke, as Manager of International Dealer Sales, and during the fiscal year ended January 31, 2008 paid him $96,026 in salary and commissions. The Company also employs two sons of Mr. Pizzuti, Eric Pizzuti, as National Sales Manager (QuickLabel Systems), and William Pizzuti, as Regional Sales Manager (QuickLabel Systems), to whom the Company paid $161,392 and $154,977, respectively, in salary and commissions during the fiscal year ended January 31, 2008. In addition, the Company made matching contributions for the fiscal year 2008 under its qualified Profit-Sharing Plan of $1,940 to Eric Menke, $2,708 to Eric Pizzuti and $2,881 to William Pizzuti. The Company also made stock option grants during the 2008 fiscal year to Messrs. Menke, E. Pizzuti and W. Pizzuti with a fair market value at the date of grant equal to $7,382 to Mr. Menke, $13,805 to Mr. E. Pizzuti and $6,665 to Mr. W. Pizzuti. Mr. Menke also had disqualifying disposition income during fiscal year 2008 on the sale of incentive stock options granted by the Company in the amount of $23,119.

Other than as described above, no officer, director or nominee for director of the Company or any associate of any of the foregoing had during the fiscal year ended January 31, 2008 any material interest, direct or indirect, in any material transaction or any material proposed transaction in which the amount exceeds $120,000 and to which the Company was or is to be a party.

Audit Committee Report

The Audit Committee of the Board of Directors is responsible for providing independent, objective oversight of the Company’s accounting functions and internal controls. The Audit Committee is composed of three directors, each of whom is independent as defined by the NASDAQ listing standards and SEC rules. The Audit Committee operates under a written charter approved by the Board of Directors.

Management is responsible for the Company’s internal controls and financial reporting process. The independent accountants are responsible for performing an independent audit of the Company’s consolidated financial statements in accordance with generally accepted auditing standards and to issue a report thereon. The Audit Committee’s responsibility is to monitor and oversee these processes.

The Audit Committee’s responsibilities focus on two primary areas: (1) the adequacy of the Company’s internal controls and financial reporting process and the reliability of the Company’s financial statements; and (2) the independence and performance of the Company’s independent accountants. The Audit Committee has sole authority to select, evaluate and when appropriate, to replace the Company’s independent auditors.

The Audit Committee has met with management and the Company’s independent accountants, Grant Thornton LLP, to review and discuss the January 31, 2008 financial statements. Management represented to the Committee that the Company’s consolidated financial statements were prepared in accordance with generally accepted accounting principles, and the Audit Committee has reviewed and discussed the consolidated financial statements with management and the independent accountants. The Audit Committee also discussed with Grant Thornton LLP the matters required by Statement on Auditing Standards No.114 (Communication with Audit Committees). The Audit Committee also received from Grant Thornton LLP written disclosures and the letter regarding independence as required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committee) and has discussed with Grant Thornton LLP that firm’s independence.

The Audit Committee received the information concerning the fees of Grant Thornton LLP for the year ended January 31, 2008 set forth below under “Independent Accountant Fees and Services.” The Audit Committee considered whether the provision of non-audit services is compatible with maintaining the independence of the independent accountants and has determined that the provision of such services by Grant Thornton LLP is compatible with maintaining that firm’s independence.

Based upon the review and discussions referred to above, the Audit Committee recommended that the Board of Directors include the audited consolidated financial statements in the Company’s Annual Report on Form 10-K for the year ended January 31, 2008, to be filed with the SEC.

Audit Committee:

Jacques V. Hopkins (Chairman)

Hermann Viets, Ph.D.

Graeme MacLetchie

Independent Accountant Fees and Services

The Audit Committee has sole authority to select, evaluate and when appropriate, to replace the Company’s independent auditors. The Audit Committee has appointed Grant Thornton LLP as the Company’s independent auditors for the 2009 fiscal year.

The Company expects a representative of Grant Thornton LLP will be present at the annual meeting with the opportunity to make a statement, if he or she so desires, and that such representative will be available to respond to appropriate questions.

Aggregate fees for professional services rendered for the Company by Grant Thornton LLP for the fiscal years ended January 31, 2008 and 2007 are set forth below. The aggregate fees included in the Audit category are billed for the fiscal years for the audit of the Company’s annual financial statements and review of financial statements and statutory and regulatory filings or engagements. The aggregate fees included in each of the other categories are fees billed for the fiscal year.

	2008	2007
Audit Fees	$214,310	$175,175
Audit-Related Fees	0	0
Tax Fees	23,822	5,145
All Other Fees	0	0

Audit Fees for the fiscal years ended January 31, 2008 and 2007 were for professional services rendered for the audits of the financial statements of the Company, quarterly review of the financial statements included in the Company’s Quarterly Reports on Form 10-Q, consents and other assistance required to complete the year end audit of the consolidated financial statements.

Tax Fees as of the fiscal years ended January 31, 2008 and 2007 were for services rendered for tax returns and estimates, tax advice, tax planning and compliance with Financial Accounting Standards Board Interpretation No. 48 (FIN 48).

Policy on Audit Committee Pre-Approval. The Audit Committee pre-approves all audit and non-audit services provided by the independent accountants prior to the engagement of the independent accountants with respect to such services. None of the services described above were approved by the Audit Committee under the de minimus exception provided by Rule 2-01(C)(7)(i)(c) under Regulation S-X.

Financial Reports

A copy of the annual report of the Company for the fiscal year ended January 31, 2008 including the Company’s annual report to the SEC on Form 10-K, accompanies this proxy statement. Such report is not part of this proxy statement.

Proposals For 2009 Annual Meeting

The 2009 annual meeting of the shareholders of the Company is scheduled to be held on May 19, 2009. If a shareholder intending to present a proposal at that meeting wishes to have such proposal included in the Company’s proxy statement and form of proxy relating to the meeting, the shareholder must submit the proposal to the Company not later than December 20, 2008. Shareholder proposals that are to be considered at the 2009 annual meeting but not requested to be included in the Proxy Statement must be submitted no later than March 20, 2009 and no earlier than December 20, 2008.

Other Matters

No business other than that set forth in the attached Notice of Meeting is expected to come before the annual meeting, but should any other matters requiring a vote of shareholders arise, including a question of adjourning the meeting, the persons named in the accompanying proxy will vote thereon according to their best judgment in the interests of the Company. In the event any of the nominees for the office of director should withdraw or otherwise become unavailable for reasons not presently known, the persons named as proxies will vote for other persons in their place in what they consider the best interests of the Company.

You are urged to sign and return your proxy promptly to make certain your shares will be voted at the meeting. You may revoke your proxy at any time before it is voted.

By Order of the Board of Directors
Margaret D. Farrell Secretary

ASTRO-MED, INC.

Annual Meeting of Shareholders—May 13, 2008

The undersigned, whose signature appears on the reverse side of this proxy, hereby appoints Albert W. Ondis, Everett V. Pizzuti, Jacques V. Hopkins, Graeme MacLetchie and Hermann Viets, or a majority of such of them as shall be present, attorneys with power of substitution and with all the powers the undersigned would possess if personally present, to vote the stock of the undersigned in ASTRO-MED, INC. at the annual meeting of shareholders to be held May 13, 2008, in West Warwick, Rhode Island, and at any adjournments thereof, as follows:

1. ELECTION OF DIRECTORS	FOR all nominees listed below (except as marked to the contrary below)	WITHHOLD AUTHORITY to vote for all nominees listed below

Albert W. Ondis, Everett V. Pizzuti, Jacques V. Hopkins, Hermann Viets and Graeme MacLetchie.

(INSTRUCTION: to withhold authority to vote for any individual nominee, write the nominee’s name in the space provided below.)

2. In their discretion, upon such other matters as may properly come before the meeting.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE NOMINEES SPECIFIED IN PROPOSAL 1.

PLEASE DATE, SIGN AND RETURN THIS PROXY

Dated                                                       , 2008                                                           Signed

(Sign exactly as your name appears hereon. When signing
as attorney, executor, administrator, trustee, guardian or
in a corporate capacity, please give full title as such. In
case of joint tenants or multiple owners, each party must
sign.)

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF THE COMPANY